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                                                                      EXHIBIT 11

                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF PER SHARE AMOUNTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                  SEPTEMBER 30,              SEPTEMBER 30,
                                                                1997         1996        1997         1996
                                                               ------      ------      -------      ------

PRIMARY:
Average common shares outstanding .......................       1,262       1,304        1,455       1,319

Dilutive stock options based on the treasury stock method
   using the period end market price ....................          42          10           42          10
                                                               ------      ------      -------      ------

Average common and common share equivalents
   outstanding ..........................................       1,304       1,314        1,497       1,329
                                                               ======      ======      =======      ======

Net income ..............................................      $   55      $  500      $11,657      $3,205
                                                               ======      ======      =======      ======


Net income per share ....................................      $ 0.04      $ 0.38      $  7.79      $ 2.41
                                                               ======      ======      =======      ======

FULLY DILUTED:
Average common and common share equivalents
   outstanding - primary ................................       1,304       1,314        1,497       1,329
                                                               ======      ======      =======      ======

Net income ..............................................      $   55      $  500      $11,657      $3,205
                                                               ======      ======      =======      ======


Net income per share ....................................      $ 0.04      $ 0.38      $  7.79      $ 2.41
                                                               ======      ======      =======      ======


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